UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PERPETUA RESOURCES CORP.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

You are invited to our 2024 annual general meeting (the “Annual Meeting” or “Meeting”) of the shareholders of PERPETUA RESOURCES CORP. (“Perpetua” or the “Company”).

When Thursday, May 16, 2024 10:00 a.m., Mountain Time	Where Online at meetnow.global/MR457K6

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING ITEMS OF BUSINESS:		Our Board of Directors Recommends You Vote:
•	To receive and consider the audited financial statements of the Company together with the auditors’ report thereon for the financial year ended December 31, 2023;
•	To elect the ten directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;	FOR the election of each director nominee
•	To set the number of directors at ten (10);	FOR the setting of the number of directors at ten
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2024 at a remuneration to be set by the directors;	FOR the ratification of the appointment
•	To approve an amendment to the Company’s Omnibus Equity Incentive Plan to increase the aggregate number of common shares available for the grant of awards under such plan; and	FOR the amendment to the Plan
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed March 22, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our notice of annual meeting, proxy statement and 2023 annual report to shareholders online, with paper copies available free of charge upon request. On or about April 4, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, instead of a paper copy of our proxy materials.

By Order of the Board of Directors

/s/ Jonathan Cherry
Jonathan Cherry
President and Chief Executive Officer
April 4, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE PERPETUA RESOURCES CORP. SHAREHOLDER MEETING TO BE HELD ON MAY 16, 2024 (the “Annual Meeting”).

You are receiving this notification as Perpetua Resources Corp. (the “Company”) is using Notice of Internet Availability of Proxy Materials pursuant to Rule 14a-16 under the Securities and Exchange Act of 1934, as amended, for electronic delivery of the Company’s Proxy Statement dated April 4, 2024 (the “Proxy Statement”) to its shareholders in relation to the Annual Meeting.

THIS IS NOT A VOTABLE BALLOT. This is an overview of the proposals being presented at the upcoming shareholder meeting. Your Proxy Card or Voting Instruction Form with your control number to access your form of proxy will be mailed to you following the date of this notice. To obtain your Proxy Card or Voting Instruction Form earlier, please contact Computershare Investor Services Inc. at 1-800-564-6253 (toll free North America- International 514-982-7555) or 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1.

SHAREHOLDERS ARE REMINDED TO VIEW THE MEETING MATERIALS PRIOR TO VOTING

The Proxy Statement and our 2023 Annual Report on Form 10-K are available at the SEC’s website at www.sec.gov, under our profile at www.sedarplus.ca and on our website at www.investors.perpetuaresources.com. We encourage you to access and review all of the information included in the proxy materials before voting.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

You can view the Annual Report, Notice & Proxy Statement online or you can obtain a paper copy of the materials, free of charge, by

1.	Calling the Company, toll free at 1-855-703-4653 (in Canada or the U.S.) or at (208) 901-3060 (collect call outside of Canada or the U.S.) and providing your name and mailing address; or
2.	Sending a request to the Company’s head office at Suite 201 – 405 S. 8th Street, Boise, Idaho, USA 83702 and providing your name and mailing address.

If you wish to receive a paper copy of the Proxy Statement, it will be sent within three business days of your request, if such requests are made before the Annual Meeting. To ensure you receive the material in advance of the voting deadline and Annual Meeting date, your request should be provided to the Company no later than April 29, 2024; however, requests for Annual Meeting materials may be made up to one year from the date the Proxy Statement was filed on EDGAR and posted on SEDAR+. The Company will send paper copies of the Proxy Statement to requesting shareholders within ten calendar days of their request, if such requests are made after the Annual Meeting. Unless requested, you will not otherwise receive a paper or email copy.

VOTING

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your securities, you must vote online at www.investorvote.com, by telephone 1-866- 732-VOTE (8683) or by mailing the Proxy or Voting Instruction Form that will be sent to you following the date of this notice to 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 for receipt before 10:00 a.m. Mountain time on May 14, 2023.

QUESTIONS

Shareholders with questions about notice-and-access can contact the Company through its toll-free number at 1-855-703-4653 (in Canada or the U.S.) at (208) 901-3060 (collect call outside of Canada or the U.S.), or by email at info@perpetuacorp.us.